UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	April 24, 2010
CONVENIENCE TV INC.
(Exact name of registrant as specified in its charter)
Nevada	333-157066	30-0518293
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
248 Main Street, Venice, CA, 90291		78578
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code		(877) 943-3210
COSTA RICA PARADISE INC. #6 Harbor Town, Laguna Vista, Texas, 78578
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 5.07	Submission of Matters to a Vote of Security Holders
Item 7.01	Regulation FD Disclosure

On April 24, 2010, our board of directors approved a one (1) for seven (7) forward stock split of our issued and outstanding shares of common stock. Once effective, our issued and outstanding common shares will increase from 6,500,000 shares of common stock to 45,500,000 shares of common stock with a par value of $0.00001. The forward stock split was approved on April 24, 2010 by 69% of the holders of our common stock by way of a written consent resolution. A formal meeting was not held.

In addition, our board of directors has approved a change of name of our company to "Convenience TV Inc.". The name change was approved on April 24, 2010 by 69% of the holders of our common stock by way of a written consent resolution. A formal meeting was not held.

A Certificate of Amendment effecting the change of name was filed with the Nevada Secretary of State on May 4, 2010.

The effective date for the forward stock split and change with the OTC Bulletin Board will be determined by our board and the Financial Industry Regulatory Authority.

Item 9.01	Financial Statements and Exhibits
3.1	Certificate of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVENIENCE TV INC.
/s/ NORMAN KNOWLES
Norman Knowles
President and Director

Date:	May 6, 2010